EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-126772) as amended, and in the related Prospectus, and the Registration Statements (Nos. 333-36779, 333-43159, and 333-43181) on Form S-8, of our reports dated August 20, 2003, with respect to the consolidated financial statements and schedules of SPACEHAB, Incorporated, included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/ Ernst & Young LLP

McLean, Virginia

September 19, 2005